EXHIBIT 99.1

Paradigm Convergence Technologies Corporation

(Formerly EUR-ECA, Ltd.)

Financial Statements

June 30, 2016 (Unaudited) and December 31, 2015

CONTENTS

Condensed Balance Sheets	3

Condensed Statements of Operations	4

Condensed Statements of Cash Flows	5

Notes to the Condensed Financial Statements	6

Paradigm Convergence Technologies Corporation

Condensed Balance Sheets

	JUNE 30, 2016	DECEMBER 31, 2015
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$34,158	$42,486
Accounts receivable	34,074	61
Inventory	82,909	68,565
Prepaid expenses	10,145	10,054
Total current assets	161,286	121,166

FIXED ASSETS
Equipment, net of depreciation	75,396	80,504

OTHER ASSETS
Intangible assets, net of accumulated amortization	13,401	16,749
Deposits	60,950	21,450

TOTAL ASSETS	$311,033	$239,869

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$73,797	$34,824
Accrued expenses	51,294	17,608
Deferred revenue	—	1,398
Notes payable - related parties	317,500	130,000
Notes payable, net	122,602	—
Convertible notes payable	—	48,566
TOTAL LIABILITIES	565,193	232,396

STOCKHOLDER’S EQUITY (DEFICIT)
Common stock, $0.001 par value; 75,000,000 authorized; 22,387,500 and 20,737,500 issued and outstanding at June 30, 2016 and December 31, 2015, respectively	22,838	21,188
Additional paid-in capital	1,933,752	1,760,066
Treasury stock	(450)	(450)
Accumulated deficit	(2,210,300)	(1,773,331)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(254,160)	7,473

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$311,033	$239,869

The accompanying notes are an integral part of these condensed financial statements.

3

Paradigm Convergence Technologies Corporation

Condensed Statements of Operations

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2016	2015	2016	2015
REVENUES
Revenue - product	$9,794	$80	$18,892	$80
Revenue - machines	60,169	—	60,169	—
Total revenue	69,963	80	79,061	80

COST OF SALES
Cost of sales - product	5,900	—	12,106	—
Cost of sales - machines	18,500	—	18,500	—
Total cost of sales	24,400	—	30,606	—

Gross profit	45,563	80	48,455	80

OPERATING EXPENSES
General and administrative	187,709	110,074	330,894	188,088
Research and development	7,437	2,648	77,004	2,648
Depreciation and amortization	7,952	2,660	13,559	5,319
Total operating expenses	203,098	115,382	421,457	196,055

Net loss before other expenses	(157,535)	(115,302)	(373,002)	(195,975)

OTHER INCOME (EXPENSES)
Interest expense	(10,886)	(842)	(15,095)	(856)
Loss on settlement	(48,872)	—	(48,872)	—
Total other income (expenses)	(59,758)	(842)	(63,967)	(856)

Loss from operations before
Income taxes	(217,293)	(116,144)	(436,969)	(196,831)

Income taxes	—	—	—	—

NET LOSS	$(217,293)	$(116,144)	$(436,969)	$(196,831)

Basic and diluted net loss per share	$(0.01)	$(0.01)	$(0.02)	$(0.01)

Weighted average shares outstanding	21,373,056	17,411,306	21,152,790	17,352,194

The accompanying notes are an integral part of these condensed financial statements.

4

Paradigm Convergence Technologies Corporation

Condensed Statements of Cash Flows

(Unaudited)

	For the six months ended June 30,
	2016	2015
Cash Flows from Operating Activities
Net loss	$(436,969)	$(196,831)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	13,559	5,319
Common stock issued for services	20,000	20,000
Stock-based compensation	10,336	—
Expenses paid on behalf of company	2,500	—
Loss on settlement	48,872	—
Changes in operating assets and liabilities:
Accounts receivable	(34,013)	—
Inventory	(14,344)	—
Prepaid expenses	(91)	—
Deposits	(39,500)	—
Accounts payable	38,973	(4,204)
Accrued expenses	34,814	(5,072)
Deferred Revenue	(1,398)	—
Net cash used in operating activities	(357,261)	(180,788)

Cash Flows from Investing Activities
Purchase of fixed assets	(1,988)	(1,099)
Net cash used in investing activities	(1,988)	(1,099)

Cash Flows from Financing Activities
Proceeds from notes payable – related parties	249,000	131,000
Proceeds from notes payable	120,921	50,000
Repayment of notes payable – related parties	(64,000)	(1,333)
Common stock issued for cash	45,000	12,500
Net cash provided by financing activities	350,921	181,167

Net decrease in cash	(8,328)	(720)
Cash and cash equivalents at beginning of period	42,486	20,574

Cash and cash equivalents at end of period	$34,158	$19,854

Supplemental Cash Flow Information
Cash paid for interest	$8,539	$750
Cash paid for Income taxes	$—	$—

Non-Cash Investing and Financing Activities
Common stock issued in conversion of debt	$50,000	$—
Debt discount from issuance costs	$29,079	$—
Common stock issued for settlement of warrants and interest	$50,000	$—

The accompanying notes are an integral part of these condensed financial statements.

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PARADIGM CONVERGENCE TECHNOLOGIES CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015 (UNAUDITED)

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Condensed Consolidated Interim Financial Statements – The accompanying unaudited condensed consolidated financial statements include the accounts of Paradigm Convergence Technologies Corporation (the Company). These financial statements are condensed and, therefore, do not include all disclosures normally required by accounting principles generally accepted in the United States of America. Therefore, these statements should be read in conjunction with the most recent annual consolidated financial statements of the Company for the year ended December 31, 2015. In particular, the Company’s significant accounting principles were presented as Note 1 to the Consolidated Financial Statements in that report. In the opinion of management, all adjustments necessary for a fair presentation have been included in the accompanying condensed consolidated financial statements and consist of only normal recurring adjustments. The results of operations presented in the accompanying condensed consolidated financial statements are not necessarily indicative of the results that may be expected for the full year ending December 31, 2016.

Nature of Operations – Paradigm Convergence Technologies Corporation (the Company) is located in Lenexa, Kansas. The Company was formed June 6, 2012 under the name EUR-ECA, Ltd. The Company is a technology licensing company specializing in environmentally safe solutions for global sustainability. The Company provides innovative products and technologies for eliminating biocidal contamination from water supplies, industrial fluids, hard surfaces, food processing equipment, and medical devices.

On September 11, 2015 the Company’s Board of Directors authorized the Company to file with the Nevada Secretary of State to change its name to Paradigm Convergence Technologies Corp. The Company determined that this more accurately reflected the direction of the company.

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods.  Actual results could differ from those estimates.

Cash and Cash Equivalents – Cash and cash equivalents are considered to be cash and a highly liquid security with original maturities of three months or less. The cash and equivalents of $34,158 and $42,486 at June 30, 2016 and December 31, 2015, respectively, represent cash on deposit in various bank accounts.

Fair Value of Financial Instruments – The carrying amounts reported in the balance sheets for accounts payable and accrued liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amounts reported for notes payable approximate fair value because the underlying instruments are at interest rates which approximate current market rates.

Accounts Receivable – Trade accounts receivable are recorded at the time product is shipped or services are provided including any shipping and handling fees. The Company has established an allowance for bad debts based on a percentage of accounts receivable that are 90 days and over. The charge to the allowance account was $-0 and $-0 in the quarters ended June 30, 2016 and December 31, 2015, respectively.

Inventories – Inventories are stated at the lower of cost or market. Cost is determined by using the first in, first out (FIFO) method. As of June 30, 2016 and December 31, 2015, the inventory consists of finished goods that the Company is holding for resale or has them out on consignment and parts for equipment to be built in the future. There was no obsolete inventory as of June 30, 2016 and December 31, 2015.

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PARADIGM CONVERGENCE TECHNOLOGIES CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015 (UNAUDITED)

NOTE 1 – Nature of Business AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Business Condition – The Company has suffered accumulated losses of $2,210,300 as of June 30, 2016 and used cash in operating activities of $357,261 and $180,788 during the periods ended June 30, 2016 and 2015, respectively. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

From 2012 through June 30, 2016 the Company raised approximately $2.3 million in capital, through the issuance of common stock and promissory notes. The notes had an annual interest rate of 0.00%-13.00% and were secured by the Company’s assets and personal guarantees of the largest shareholder.

Property and Equipment – Property and equipment are stated at cost.  Additions and major improvements are capitalized while maintenance and repairs are charged to operations.  Upon trade-in, sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized.

Valuation of Long-lived Assets – The carrying values of the Company’s long-lived assets are reviewed for impairment annually and whenever events or changes in circumstances indicate that they may not be recoverable. When projections indicate that the carrying value of the long-lived asset is not recoverable, the carrying value is reduced by the estimated excess of the carrying value over the projected discounted cash flows. Under similar analysis no impairment was recorded during the quarters ended June 30, 2016 and December 31, 2015. Impairment tests are conducted on an annual basis and, should they indicate a carrying value in excess of fair value, additional impairment charges may be required.

Intangible Assets – Costs to obtain or develop patents are capitalized and amortized over the remaining life of the patents, and technology rights are amortized over their estimated useful lives. The Company currently has the right to several patents and proprietary technology.  Patents and technology are amortized from the date the Company acquires or is awarded the patent or technology right, over their estimated useful lives, which range from 5 to 15 years.  An impairment charge is recognized if the carrying amount is not recoverable and the carrying amount exceeds the fair value of the intangible assets as determined by projected discounted net future cash flows.

Research and Development – Research and development costs are recognized as an expense during the period incurred, which is until the conceptual formulation, design, and testing of a process is completed and the process has been determined to be commercially viable.

Revenue Recognition – Revenue is recognized when persuasive evidence of an arrangement exists, services have been provided or goods delivered, the price to the buyer is fixed or determinable and collectability is reasonably assured. Revenue from the sale of products is recorded at the time of shipment to the customers.  Revenue from contracts to license technology to others is immediately recognized since it is a non-refundable deposit.

Basic and Diluted Loss per Share – Basic loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period.  Diluted loss per share is computed by dividing net loss by the weighted-average number of common shares and dilutive potential common shares outstanding during the period. At June 30, 2016 and December 31, 2015, there were outstanding common share equivalents (options) which amounted to 2,500,000 and 2,500,000, respectively of common stock. These common share equivalents were not included in the computation of diluted loss per share as their effect would have been anti-dilutive, thereby decreasing loss per common share.

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PARADIGM CONVERGENCE TECHNOLOGIES CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015 (UNAUDITED)

NOTE 1 – Nature of Business AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements – The FASB has issued Accounting Standards Update (ASU) No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs,” as part of its simplification initiative. The ASU changes the presentation of debt issuance costs in financial statements. Under the ASU, an entity presents such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs is reported as interest expense.

The Company has reviewed all other FASB-issued ASU accounting pronouncements and interpretations thereof that have effective dates during the period reported and in future periods. The Company has carefully considered the new pronouncements that alter previous GAAP and does not believe that any new or modified principles will have a material impact on the company’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of the Company’s financial management and certain standards are under consideration.

NOTE 2 – PROPERTY AND EQUIPMENT

Depreciation is computed using the straight-line method and is recognized over the estimated useful lives of the property and equipment, which range from three to ten years.  Depreciation expense was $7,096 and $4,819 for the six months ended June 30, 2016 and June 30, 2015 respectively and is included in the general and administrative expense on the statement of operations.   No impairment was recognized during the six months ended June 30, 2016. Property and equipment at June 30, 2016 and December 31, 2015 consisted of the following:

	June 30,	December 31,
	2016	2015

Machinery and equipment	$85,336	$85,336
Office equipment	13,009	8,621
Leasehold improvements	—	2,400

Total Property and equipment	98,345	96,357

Less: Accumulated depreciation	(22,949)	(15,853)

Property and equipment, net	$75,396	$80,504

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PARADIGM CONVERGENCE TECHNOLOGIES COPRORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015 (UNAUDITED)

NOTE 3 – GOODWILL AND INTANGIBLE ASSETS

Intangible Assets – The components of intangible assets at June 30, 2016 and December 31, 2015 were as follows:

June 30, 2016	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Patents	$100,439	$(87,038)	$13,401

December 31, 2015

Patents	$100,439	$(83,690)	$16,749

Patent amortization expense was $3,348 for the six months ended June 30, 2016. Estimated aggregate annual amortization expense for the year 2015 through 2016 is $16,749.

NOTE 4 – CAPITAL STOCK

Common Stock

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share. As of June 30, 2016 and December 31, 2015 there were 22,387,500 and 20,737,500 shares of common stock issued respectively.

On January 2, 2016, the Company issued 100,000 shares of common stock for consulting services performed by an unrelated party at $0.10 per share or $10,000.

On April 4, 2016, the Company issued 500,000 shares of common stock for conversion of all convertible notes payable totaling $50,000 at $0.10 per common share. In addition, the Company issued an additional 500,000 shares in settlement of the remaining accrued interest and warrants resulting in a loss on settlement of $48,872. See note 7 for additional details.

On April 29, 2016, the Company issued 100,000 shares of common stock to an individual for cash received of $10,000 at $.10 per common share.

On May 12, 2016, the Company issued 100,000 shares of common stock to an individual for cash received of $10,000 at $.10 per common share.

On June 23, 2016, the Company issued 100,000 shares of common stock for consulting services performed by an unrelated party at $0.10 per share or $10,000.

On June 27, 2016, the Company issued 250,000 shares of common stock to an individual for cash received of $25,000 at $0.10 per common share.

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PARADIGM CONVERGENCE TECHNOLOGIES CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015 (UNAUDITED

NOTE 4 – CAPITAL STOCK (Continued)

Stock Options

On May 21, 2014 the Company issued 2,500,000 common stock units to a greater than 10% investor for proceeds of $250,000. The common stock units each consist of one share of common stock and an option to purchase one share of common stock at $0.10 per share for 5 years. The common stock units vest immediately and the exercise option expires on May 20, 2019. As of June 30, 2016, the investor has not exercised any options and, as such, 2,500,000 potential common shares remain outstanding.

On January 1, 2016 the Company issued 220,000 stock options to related parties with an exercise price of $0.25 per share. The options vest one year from issuance on December 31, 2016. The Company used the Black-Scholes methodology to value the stock-based compensation expense for options. In applying the Black-Scholes methodology to the options granted during the three-month periods ended June 30, 2016, the fair value of our stock-based awards granted during the period ending June 30, 2016 was estimated using the following assumptions:

Risk-free interest rate	1.08%
Expected option life	4 years
Expected dividend yield	0.00%
Expected price volatility	148.43%

Compensation expense is recognized on a straight-line basis over the vesting period. As of June 30, 2016, the Company recognized $8,721 in compensation expense, leaving $8,721 in compensation expense to be recognized over the remaining vesting period through December 31, 2016.

Below is a table summarizing the options issued and outstanding as of June 30, 2016.

Date	Number	Number	Exercise	Weighted Average Remaining Contractual	Expiration	Proceeds to Company if
Issued	Outstanding	Exercisable	Price $	Life (Years)	Date	Exercised $
05/21/2014	2,500,000	2,500,000	0.10	2.89	05/20/2019	250,000
01/01/2016	120,000	—	0.25	3.50	12/31/2019	30,000
01/01/2016	100,000	—	0.25	3.50	12/31/2019	25,000
	2,720,000	2,500,000				$305,000

The weighted average exercise prices are $0.112 and $0.10 for the options outstanding and exercisable, respectively.

NOTE 5 – LEASE COMMITMENTS

On March 1, 2016 the Company extended the lease agreement in Little River, South Carolina for a period of six months, terminating on August 31, 2016. The Company agreed to increase the amount of space by about 450 square feet, for a total leased area of 2,500 square feet. The rent increase to $1,500 per month as a result of the change.

On August 1, 2015 the Company signed a lease for approximately 500 square feet of office space in Lenexa, Kansas. The term of the lease is for one year at $1,000 per month with an option to renew for two additional years at the same rate. The start of the lease was delayed to December 1, 2015 in order to remodel the

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PARADIGM CONVERGENCE TECHNOLOGIES CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015 (UNAUDITED)

NOTE 5 – LEASE COMMITMENTS (Continued)

office. On November 30, 2015 the lease was amended again to add approximately 150 square feet and raise the rent to $1,500 per month for the term of the lease.

NOTE 6 – RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2016, the Company entered into seven promissory notes with the Company President for proceeds of $241,500. In addition, during the six months ended June 30, 2016, the Company had $2,500 in expenses paid on the Company’s behalf by the President. The notes are due in 12 months from their issuance dates (between February 2017 and May 2017) are unsecured and bear and interest at 5% per annum. During the six months ended June 30, 2016 $50,000 was paid back to the President leaving a balance of $294,000 at June 30, 2016.

On January 1, 2016, the Company renewed the employment agreement for the President of the Company. The term of agreement is for two years. The President will be paid $2,000 per month for the term of the agreement.

On March 11, 2016, the Company entered into a promissory note with United Resource Corporation, an entity controlled by a Company shareholder for $7,500 to be used in Company operations. The term of the note is for six months, is unsecured and bears an interest rate of 5% per annum.

From February 2015 to November 2015, the Company entered into 12 promissory notes with the Company President for proceeds of $307,000. $200,000 of the amount due was exchanged for 2,000,000 shares of common stock at a par value of $0.10 per share. These notes are due in 12 months from their issuance dates (between February 2015 and November 2015) are unsecured and bear an interest rate of 5% per annum.

On June 11, 2015, the Company entered into a Promissory Note with Duedi Global for $5,000. The terms of the note include a maturity date on month from the origination date and no interest. The Company repaid this note before year end, leaving no balance outstanding on the Promissory Note at December 31, 2015.

On November 25 and December 10, 2015 the Company entered into two additional Promissory Notes with Duedi Global for $5,000 and $25,000, respectively. The terms of both notes include maturity dates six months from their origination dates and interest at a rate of 5% per annum.

NOTE 7 – DEBT

Notes Payable

On May 18, 2016, the Company entered into a loan agreement for $150,000 with an unrelated individual. The note is due on June 1, 2018. The note is secured by a mortgage or deed of trust on a property located in Fuquay Varina, North Carolina, owned by a minority shareholder, and by a personal guarantee of the President of the Company. The note bears an interest rate of 13% per annum and a default rate of 19% per annum. The Company paid an origination fee of 10% of the loan value and a broker’s commission of 3% of the loan value. There was also appraisal, underwriting, loan service, and attorney fees of approximately $9,500. The Company recorded a debt discount of approximately $29,079 resulting from these issuance costs which is being amortized over the life of the loan, leaving a discount balance of $27,398 at June 30, 2016.

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PARADIGM CONVERGENCE TECHNOLOGIES CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015 (UNAUDITED)

NOTE 7 – DEBT (Continued)

Convertible Notes Payable

In March 2015, the Company entered into two promissory notes for $25,000 each with two non-related parties. Both notes bear interest at 6% per annum, are unsecured and were due on September 24, 2015. Both loans were paid down by $12,500 each in August 2015. In November 2015 both lenders agreed to execute a debt conversion agreement loaning back the $12,500 that had been repaid. The debt conversion agreement is for one year with 6% interest per annum and allows them to convert the debt to ONE SHARE OF STOCK AND A WARRANT (“Unit”) at a $.10 exercise price for up to six months, at $.40 per common share from six months to nine months and at $1.00 per common share from nine months to one year. The warrant gives the holder the right to purchase a common share at $1.00 per common share over a three-year period. This resulted in a beneficial conversion feature discount of $1,615 of which $1,615 was amortized through June 30, 2016 as the convertible debt was fully converted and settled (see below).

On April 4, 2016, the holders of the convertible debentures elected to convert the full principal balance of $25,000 into 250,000 shares each at $0.10 per common share. In addition, the note holders received an additional 250,000 shares each in settlement of the remaining accrued interest and warrants.

NOTE 8 – DISTRIBUTION AND OTHER AGREEMENTS

In 2012, the Company entered into a "Distribution agreement" with Duedi Srl, an Italian limited liability company, which granted the Company an exclusive license to commercialize the licensed technology in all current and future potentials of use throughout the United States and Canada. The current technology included equipment and intellectual property that is capable of making "Anolyte". The agreement called for the Company to issue 2,500,000 shares of common stock at a par value of $.001 per share and to pay a royalty of $.25 per gallon of Anolyte sold. The 2,500,000 shares were never issued to Duedi because of the anticipated amendment to the agreement. The agreement was amended in June 2014 to remove the exclusivity to the United States and Canada. The terms of the amended agreement call for the issuance of up to 1,000,000 shares of common stock at a par value of $.001 per share at the discretion of the Company President. It also requires the company to purchase up to $150,000 of Duedi equipment by year two and up to $300,000 of Duedi equipment by year three. Through June 30, 2016, the Company has purchased $224,846 worth of Duedi equipment. To date none of the potential 1,000,000 shares of common stock have been issued to Duedi. On September 14, 2015 a deposit of $10,000 was paid to Duedi for additional equipment. This equipment has not been received as of June 30, 2016.

On July 5, 2015 the Company amended its Distributor Agreement with Duedi Srl which provides for an issuance of up to 1,000,000 shares of common stock. The shares will be issued at the discretion of the Company President based upon improvement to the technology of the equipment and EPA registration approval of the fluids produced by Duedi equipment. To date, none of the 1,000,000 shares of common stock has been issued. The term of the Agreement is from July 15, 2015 to July 15, 2020. Through June 30, 2016 nothing has transpired and no operations have commenced.

In January of 2016 the Company entered into a “Memorandum of Understanding” with Beacon Capital Company to enter into a business relationship to develop, promote and sell the citrus applications for Anolyte and Catholyte. The terms of the agreement are such that the Company intends to share in 10% of the resulting profits and to aid in management and administration. During the six months ended June 30, 2016 nothing has transpired and no operations have commenced.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

On June 9, 2015 the Company entered into a consulting agreement with one individual to provide various services to the Company. The Company has agreed to pay up to $50,000 in fees to this individual to include all costs associated with the development and procurement of sales including, but not limited to: his time, all

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PARADIGM CONVERGENCE TECHNOLOGIES CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015 (UNAUDITED)

NOTE 9 – COMMITMENTS AND CONTINGENCIES (Continued)

testing by the individual and/or other labs at his direction, all travel expenses, sales and marketing brochures and any and all other costs associated with the sales of Anolyte fluids to a specific industry and all related parties. The agreement expired December 31, 2015. On January 1, 2016 the Company amended the previous agreement and extended it for six months through June 30, 2016. The Company agreed to pay the individual an additional $16,500 in consulting fees and expenses.

In January, 2016 the Company entered into employment agreements with three employees that were formerly consultants to the Company. The agreements provide for total monthly compensation of $12,500 and options to purchase up to 220,000 shares of the Company’s common stock at a price of $0.25 per share.

On February 1, 2016 the Company entered into a consulting agreement with an individual to develop the Annihilyzer business for the Company. The Company agreed to pay the individual $6,000 per month commencing on February 1, 2016 and ending on June 30, 2016.

In April 2016 the Company entered into a consulting agreement with an individual for software design and development services to develop a mobile application for a Google Android Platform and a web application and connectivity between the web application and mobile application. The Company agreed to pay the individual $9,000 for these services.

NOTE 10 - SUBSEQUENT EVENTS

Subsequent to June 30, 2016 the Company entered into the following agreements:

On July I, 2016 the Company extended the original consulting agreement dated June 9, 2015 with the individual for various services from July 1, 2016 through December 31, 2016 and agreed to pay the individual an additional $8,000.

On July 1, 2016, the Company extended the consulting agreement with the individual working to develop the Annihilyzer Business with a termination date of November 30, 2016 and agreed to pay the individual an additional $30,000.

On July 1, 2016 the Company leased a residence in Little River, S.C. for use by the President of the Company and other visiting employees from the President’s wife’s trust, a related party. The lease is a month-to-month lease at $600 per month, paid monthly. Either party may terminate the agreement with a 30-day written notice to the other party.

In July 2016 the President loaned the Company $50,000 for continuing operations by entering into an unsecured Promissory note due in one year with an interest rate of 5% per annum.

On July 15, 2016, the Company entered into a proposed Share Exchange Agreement with Bingham Canyon Corporation and agreed to be taken over as a wholly owned subsidiary of Bingham Canyon Corporation, pending approval of the majority of shareholders of both companies. Bingham Canyon Corporation would exchange one share of Paradigm Convergence Technologies Corporation common stock for .75 shares of Bingham Canyon Corporation common stock. The parties have until September 30, 2016 to finalize the Agreement.

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